STOCKHOLDERS AGREEMENT


                                      among


                           JWGENESIS FINANCIAL CORP.,


                                WOODY SPRINGS LLC


                                       and


                                  MVP.COM, INC.







                             Dated as of July 15, 1999

                                              TABLE OF CONTENTS


                                                                                                          PAGE


1.       CERTAIN DEFINITIONS......................................................................................1

2.       REPRESENTATION AND COVENANTS OF THE STOCKHOLDERS.........................................................3
         2.1      Representations and Warranties..................................................................3
         2.2      Covenant of Good Faith..........................................................................3
         2.3      Business Purposes...............................................................................3

3.       MANAGEMENT AND OPERATIONS................................................................................4
         3.1      Board of Directors..............................................................................4
         3.2      Executive Officers..............................................................................4
         3.3      Actions Requiring Special Approval of JWG.......................................................5
         3.4      Deadlock Resolution.............................................................................6
         3.5      Buy-Sell........................................................................................6
         3.6      Operating Budget................................................................................8
         3.7      Expense Allowance for JE's Representatives......................................................8
         3.8      Future Investment Obligations...................................................................8
         3.9      Existing Endorsement Arrangements; Right of First Refusal.......................................9
         3.10     Prohibited Activities..........................................................................10

4.       TRANSFER RESTRICTIONS; RIGHT OF FIRST REFUSAL...........................................................10
         4.1      Pledges........................................................................................10
         4.2      Transfers; Right of First Refusal..............................................................10
         4.3      Priority of Buy-Sell and First Refusal Provisions..............................................11
         4.4      Transfer to Affiliate..........................................................................12
         4.5      Ownership and Control of JE....................................................................12

5.       PATENTS, TRADEMARKS, COPYRIGHTS, ETC....................................................................12
         5.1      Intellectual Property..........................................................................12
         5.2      Marks..........................................................................................12

6.       TERMINATION AND EXPIRATION..............................................................................13
         6.1      Termination of the Agreement...................................................................13
         6.2      Tolling in Event of Stockholder Termination....................................................15
         6.3      Effect of Termination..........................................................................15

7.       GENERAL AND MISCELLANEOUS...............................................................................15
         7.1      Non-Competition; Non-Solicitation..............................................................15
         7.2      Confidentiality................................................................................16
         7.3      Binding on Transferees.........................................................................16
         7.4      Legend on Certificates.........................................................................16
         7.5      Mediation; Arbitration.........................................................................17
         7.6      Notices........................................................................................18
         7.7      Governing Law..................................................................................19
         7.8      Partial Invalidity.............................................................................19
         7.9      Waiver.........................................................................................19
         7.10     Further Documents and Actions..................................................................19
         7.11     Headings.......................................................................................19
         7.12     Entire Agreement...............................................................................20


EXHIBITS AND SCHEDULES

Exhibit A - Employment Agreement

Exhibit B - Existing Elway Sponsors

Schedule 4.5 Affiliates of John Elway

                             STOCKHOLDERS AGREEMENT


         THIS STOCKHOLDERS AGREEMENT (this "AGREEMENT") is made as of the 15th day of July, 1999, by and among JWGenesis Financial Corp., a Florida corporation with its principal offices at 980 N. Federal Highway, Suite 310, Boca Raton, Florida 33432 ("JWG"), Woody Springs LLC, a Colorado limited liability corporation with its principal offices at 10030 East Arapahoe Road, Englewood, Colorado 80110 ("WS"), and MVP.com, Inc., a Florida corporation with its principal offices at 117 Perimeter Center West, Suite 500-E, Atlanta, Georgia 30342 ("COMPANY"). JWG and WS are sometimes referred to herein individually as a "STOCKHOLDER" and collectively as the "STOCKHOLDERS."

         WHEREAS, each of the Stockholders owns 50% of the issued and outstanding shares of common stock of Company (the "COMMON STOCK") (such initial number of shares together with any other shares of Common Stock hereafter issued by Company to any Stockholder are collectively referred to as the "SHARES"); and

         WHEREAS, the Stockholders believe it is desirable and in their mutual best interests to set forth their intentions and agreement with respect to certain aspects of the management of Company, the transferability of their respective Shares and other matters.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                               CERTAIN DEFINITIONS

         As used in this Agreement, the following terms shall, unless the context otherwise requires, have the meanings respectively ascribed to them below:

         "AFFECTED STOCKHOLDER" shall have the meaning ascribed to it in Section 6.1(b) hereof.

         "AFFILIATE" shall mean any Person controlling, controlled by or under direct or indirect control with any Stockholder. For purposes of the foregoing, one Person shall be deemed to "control" another if it possesses, directly or indirectly, the exclusive power to direct or cause the direction of the management or policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, Company shall not be deemed to be an Affiliate of any Stockholder for purposes of this Agreement.

         "APPRAISAL" and "APPRAISER" shall have the respective meanings ascribed to them in Section 6.1(c) hereof.

         "ARTICLES" shall mean the Articles of Incorporation of Company, as amended from time to time.

         "BOARD" shall mean the Board of Directors of Company as constituted from time to time.

         "BUY-SELL OFFERS" shall have the meaning ascribed to it in Section 3.5(a) hereof.

         "CLAIMS" shall have the meaning ascribed to it in Section 7.5(a) hereof.

         "COMPANY'S  BUSINESS" shall have the meaning  ascribed to it in Section
2.3 hereof.

         "CONFIDENTIAL  INFORMATION"  shall have the  meaning  ascribed to it in
Section 7.2 hereof.

         "DISPUTED MATTER" shall have the meaning ascribed to it in Section 3.4 hereof.

         "EMPLOYMENT AGREEMENT" shall have the meaning ascribed to it in Section
3.2 hereof.

         "FAIR VALUE" shall have the meaning ascribed to it in Section 6.1(c) hereof.

         "MARKS" shall have the meaning ascribed to it in Section 5.2 hereof.

         "MEDIATION RESOLUTION" shall have the meaning ascribed to it in Section
3.4 hereof.

         "MEDIATOR" shall have the meaning ascribed to it in Section 7.5(a) hereof

         "NON-DEFAULTING  STOCKHOLDER"  shall have the meaning ascribed to it in
Section 6.1(b) hereof.

         "OFFERED STOCK" shall have the meaning ascribed to it in Section 4.2(a) hereof.

         "OFFEROR AND OFFEREE" shall have the respective meanings ascribed to them in Section 3.5(a) hereof.

         "OPERATING BUDGET" shall have the meaning ascribed to it in Section 3.4(a) hereof.

         "OTHER STOCKHOLDER" shall have the meaning ascribed to it in Section 4.2(a) hereof.

         "OWNER" shall have the meaning ascribed to it in Section 5.2 hereof.

         "PERMANENT DISABILITY" shall mean the inability of John Elway to perform services requested by Company under the Employment Agreement because of physical or mental injury or illness during any continuous period of one hundred twenty (120) days or for shorter periods aggregating more than one hundred twenty (120) days in any consecutive twelve-month period.

         "PERSON"  shall  mean  any  individual,   partnership,  joint  venture,
association, corporation, trust, government agency or any other legal entity or organization.

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

         "PURCHASING  STOCKHOLDER"  shall  have the  meaning  ascribed  to it in
Section 3.5(b) hereof.

         "REFUSAL OFFER", "REFUSAL OPTION" and "REFUSAL PRICE" shall have the respective meanings ascribed to them in Section 4.2 hereof.

         "RULES" shall have the meaning ascribed to it in Section 7.5(b) hereof.

         "SELLER" shall have the meaning ascribed to it in Section 4.2(a) hereof.

         "SELLING STOCKHOLDER" shall have the meaning ascribed to it in Section 3.5(b) hereof.

         "STOCKHOLDER  TERMINATION"  shall have the  meaning  ascribed  to it in
Section 6.1(b) hereof.

         "TERMINATION OPTION" shall have the meaning ascribed to it in Section 6.1(b) hereof.

         "USER" SHALL have the meaning ascribed to it in Section 5.2 hereof.

                                   ARTICLE 2.
                REPRESENTATION AND COVENANTS OF THE STOCKHOLDERS

         2.1 REPRESENTATIONS AND WARRANTIES. Each Stockholder represents and warrants to the other Stockholder that: (i) it is a company duly organized, validly existing and in good corporate standing under the laws of its jurisdiction of incorporation; (ii) it has full corporate power and authority to enter into and to perform this Agreement in accordance with its terms; and (iii) its execution and performance of this Agreement in accordance with its terms will not violate any provision of applicable law or regulation or its organizational instruments, and will not result in any material breach of any material contract or agreement by which it is bound.

         2.2 COVENANT OF GOOD FAITH. Each Stockholder hereby agrees to exercise good faith at all times when dealing with the other Stockholder and with Company, and to exercise its reasonable best efforts to promote and further the business and best interests of Company. Each Stockholder will keep the other fully informed as to all significant matters relating to Company and Company's Business. The parties shall use their reasonable efforts to give commercial efficacy to the terms and conditions of this Agreement and to promote the business of Company, including, without limitation, taking, or causing the members of the Board designated for election by them to take, all necessary or prudent actions in a timely fashion in order for Company to engage in Company's Business as contemplated by this Agreement.

         2.3 BUSINESS PURPOSES. The business purposes of Company (the "COMPANY'S BUSINESS") shall be to serve as a provider of (i) comprehensive information, communication and shopping and e-commerce services, (ii) on-line investing and financial services; and (iii) Internet navigation services with extensive personalization and targeting capabilities, and such other business as may be expressly authorized from time to time by the Board in an action taken as contemplated by Section 3.3 hereof.

                                   ARTICLE 3.
                            MANAGEMENT AND OPERATIONS

         3.1 BOARD OF DIRECTORS. The business of Company shall be managed by and shall be under the direction and supervision of the Board of Directors of Company (the "BOARD"), which may exercise all such powers of Company and do all lawful acts and things that are not by applicable statute, the Articles or this Agreement specifically directed or required to be exercised or undertaken by the Stockholders of Company.
The size and composition of the Board shall be as follows:

                  (a) For so long as the Stockholders hold an equal number of Shares, and there are no other holders of securities entitling such holders to elect a member of the Board, the Board shall consist of four
         (4) members, two (2) of whom shall be designated for election by each Stockholder.

                  (b) If and for so long as any Stockholder holds a greater number of Shares than the other Stockholder, and there are no other holders of securities entitling such holders to elect a member of the Board, the Board shall consist of four (4) members, three of whom shall be designated for election by the Stockholder with more Shares and one of whom shall be designated for election by the Stockholder with less Shares.

                  (c) JWG and WS shall mutually agree as to which director shall serve as Chairman of the Board from time to time.

                  (d) It is understood and agreed that each designee by a Stockholder shall be reasonably acceptable to the other Stockholder, and that each Stockholder shall promptly vote its Shares for the election of each such designee of the other (or, at the behest of the other Stockholder, for the removal thereof) and, in the event of a vacancy for any reason on the Board, shall promptly vote its Shares for the election of a replacement director designated for election by the Stockholder (in accordance with the foregoing procedures) which had designated the director whose death, resignation or removal had resulted in such vacancy. Notwithstanding anything to the contrary in this Agreement, for the period of thirty (30) days from the effective date of any such director's death, resignation or removal, the Board shall not transact any business without the consent of the Stockholder who designated the former director, except for the filling of such vacancy.

         3.2 EXECUTIVE OFFICERS. JWG shall have the right to designate an individual to serve as Co-Chief Executive Officer of Company. JWG's designee (the "JWG CEO") shall, subject to the provisions of Section 3.3 hereof, have the authority and responsibility for the management, supervision and direction of the day-to-day operations of Company. John Elway may, at his option, maintain the title of Co-Chief Executive Officer of Company in connection with his provision of services under the Agreement between the Company and Mr. Elway dated July 15, 1999 (the "EMPLOYMENT AGREEMENT"), which is attached hereto as EXHIBIT A and incorporated herein by reference. JWG and WS shall mutually agree on the appointment of any other executive officers of Company, or the termination or replacement of either of the Co-Chief Executive Officers, and any actions taken by the Board with respect thereto shall be subject to the ratification thereof by JWG and WS.

         3.3 ACTIONS REQUIRING SPECIAL APPROVAL OF JWG. The Company may not take any of the following actions unless previously approved by JWG:

                  (a) Enter into any transaction between Company and any Stockholder or any Affiliate of a Stockholder; provided, however, that the Employment Agreement and the Stock Option Agreement between JWG and John Elway, dated July 15, 1999, are hereby approved for purposes of this Section 3.3.

                  (b) Incur any indebtedness in the name of Company; modify, extend, renew, refinance or restructure such debt; pledge, assign or otherwise utilize any assets of Company as security for any indebtedness; or obligate Company as a surety, guarantor or accommodation party to any obligation of any other Person, in each case except for indebtedness provided for or contemplated by the then operative Operating Budget and except for aggregate indebtedness during any fiscal year in the amount of $1,000,000 or less.

                  (c) Enter into any agreement for the lease (with annual rental payments exceeding $240,000 or with total lease payments exceeding $1,500,000 over the term of the lease), purchase or sale of real property.

                  (d) Authorize or issue any additional share capital or other equity security of Company of any class, kind or series, or any options to purchase, or other security convertible into, such security, or effect any public offering of any such security, except as expressly contemplated by this Agreement.

                  (e) Consolidate with or merge into or with any other Person.

                  (f) Acquire any interest in any other Person or, except in the ordinary course of business, any significant portion of the assets of any other Person, or agree to enter into any partnership or joint venture, except as expressly contemplated by this Agreement.

                  (g)   Adopt  a  plan   of   reorganization,   liquidation   or
dissolution.

                  (h) Engage in any business other than Company's Business, unless authorized by a unanimous vote of the Board.

                  (i) Make any redemption of any stock of Company, or make any distribution or return of capital to any Stockholder.

                  (j) Increase the capital of Company (except as may be required by applicable law), or issue any capital call to the Stockholders, except as expressly contemplated by this Agreement.

                  (k) Enter into any agreement for the sale, transfer, exchange, licensing, assignment, subcontracting or other disposition of any tangible or intangible asset of Company, except for any of the foregoing that are incidental to the ordinary and necessary operation of Company's Business and that are not material to Company's financial condition.

                  (l) Enter into any agreement that requires performance for more than one year or which involves aggregate consideration (whether by payment or performance) in excess of $1,000,000, except for agreements that are incidental to the ordinary and necessary operation of Company's Business and that are not material to Company's financial condition, but without limiting the approval requirement for all of the preceding provisions of this Section 3.3.

         3.4      DEADLOCK RESOLUTION.

                  (a) Mediation. If the Board is unable to resolve by majority vote a matter that requires Board approval, then such matter (the "DISPUTED MATTER") may be resolved according to the following procedure. Within 30 days after the close of the meeting of the Board in which the Disputed Matter was discussed and remained unresolved, the Board may refer the Disputed Matter to a mutually acceptable third party not employed or previously employed by JWG, WS, or any of their respective Affiliates, who shall confer with the Stockholders and propose a resolution of the Disputed Matter to JWG and WS in writing (the "MEDIATION RESOLUTION") within 30 days after such reference.
         Notwithstanding anything to the contrary herein, the Mediation Resolution shall not be binding on the parties hereto. If, however, the Mediation Resolution is mutually agreeable to JWG and WS and is signed by each of them, then the Mediation Resolution shall be deemed to be the decision of the Board with respect to the Disputed Matter.

                  (b) Trigger of Buy-Sell. If (i) a Disputed Matter is submitted for resolution as provided in Section 3.4(a) above and JWG and WS fail to agree on the Mediation Resolution within 30 days after the date on which the Mediation Resolution is delivered to them, or (ii) at any time the Board fails to refer a Disputed Matter within the respective time limit for such reference set forth in Section 3.4(a), then either Stockholder may trigger the buy-sell provisions of Section 3.5 hereof.

         3.5      BUY-SELL.

                  (a) Buy-Sell Offers. At any time and for any reason during the term of this Agreement, including without limitation upon a deadlock of the Board as referenced in Section 3.4 hereof, either Stockholder (the "OFFEROR") may make to the other Stockholder (the "OFFEREE") offers ("BUY-SELL OFFERS") in writing in the alternative (A) to sell all (but not less than all) of the Shares owned by the Offeror, or (B) to purchase all (but not less than all) of the Shares owned by the Offeree, for a price and on terms and conditions specified by the Offeror (the total price and terms applicable to sale and purchase being the same); provided, however, that the price in any Buy-Sell Offer shall be payable in cash only. Such Buy-Sell Offers shall be irrevocable for a period of 30 days from the date made. The Offeree shall, at the expiration of such 30-day period, automatically be deemed to have accepted the offer of the Offeror to buy the Offeree's Shares unless the Offeree accepts, by notifying the Offeror before the expiration of such 30-day period, the offer of the Offeror to sell its Shares. The making of a Buy-Sell Offer by a Stockholder to the other Stockholder in accordance with this Section 3.5(a) shall suspend the other Stockholder's right to make any Buy-Sell Offer under this Section.

                  (b) Closing. Within 30 days after the date of acceptance by the Offeree of one of the Buy-Sell Offers hereunder, the closing shall be held at the principal offices of Company or at such other place upon which the parties mutually agree. At the closing, the seller (the "SELLING STOCKHOLDER") shall deliver to the purchaser (the "PURCHASING STOCKHOLDER") a written instrument of transfer of the Selling Stockholder's Shares in form and substance reasonably satisfactory to the Purchasing Stockholder. The Shares shall be transferred and assigned to the Purchasing Stockholder free and clear of all claims, liens, encumbrances, restrictions and security interests (except for the restrictions created by this Agreement), with full warranties of title. Upon the delivery of such instrument of transfer, the Purchasing Stockholder shall pay to the Selling Stockholder the purchase price in cash in accordance with the terms and conditions of the applicable Buy-Sell Offer.

                  (c) Indebtedness to Selling Stockholder; Guaranties. If at the
         time of  closing  of a sale of  Shares  pursuant  to this  Section  3.5
         Company is indebted to the Selling Stockholder, the Purchasing Stockholder shall purchase and acquire such indebtedness from the Selling Stockholder by paying to the Selling Stockholder in immediately available funds the entire amount of the outstanding principal balance of such indebtedness as of the date of closing of the sale of the Selling Stockholder's Shares, and any interest accrued thereon (in accordance with the terms of such indebtedness) to the date of payment, on all such indebtedness of Company then remaining unpaid. If any such loans are outstanding at the time that Buy-Sell Offers are made pursuant to Section 3.5(a) above, then such Buy-Sell Offers shall include (whether or not expressly stated therein) the requirements of this Section 3.5(c) regarding outstanding loans of any Stockholder. If, at the time of any such sale, the Selling Stockholder, or any Affiliate of the Selling Stockholder, shall have any outstanding personal guaranties or security placed with any lending institution or other Person to secure any indebtedness, liability or obligation of Company, then the Purchasing Stockholder shall obtain a full and complete cancellation and release of the Selling Stockholder's guaranties and security as of the date of closing of the sale of the Shares.

                  (d) Selling Stockholder Indebtedness. If at the time of the sale of Shares pursuant to this Section 3.5, the Selling Stockholder is indebted to Company or to the Purchasing Stockholder, the amount of such indebtedness shall be credited toward the purchase price to be paid for the Shares and the Purchasing Stockholder shall have the right to pay, satisfy and discharge (and offset, where appropriate) all or any portion of such indebtedness from such purchase price. If any such indebtedness is outstanding at the time that Buy-Sell Offers are made pursuant to Section 3.5(a) above, then such Buy-Sell Offers shall include (whether or not expressly stated therein) the conditions of this Section 3.5(d) regarding any such indebtedness.

         3.6      OPERATING BUDGET.

                  (a) At least 60 days prior to the beginning of each fiscal year, the JWG CEO will prepare and present to the Board for approval an operating budget for such fiscal year (the operating budget of Company, so adopted by the Board from time to time and in effect at any time, being referred to herein as the "OPERATING BUDGET"). Each Operating Budget shall include, at a minimum, a projected income statement, a projected balance sheet, and projections of cash flow and capital or other expenditures, and all material assumptions relied upon in developing such projections, but excluding all items relating solely to the initial organization and commencement of Company's operations.

                  (b) In the event that an Operating Budget for any fiscal year subsequent to the year ending December 31, 1999 is not approved by the Board by December 31 of the immediately preceding fiscal year, Company shall continue to operate on the basis provided in the Operating Budget for the preceding fiscal year until an Operating Budget for such fiscal year is approved by the Board.

         3.7      INTENTIONALLY OMITTED
         3.8 FUTURE INVESTMENT OBLIGATIONS. If and to the extent that the Board determines by unanimous vote that additional funding is required from the Stockholders (as opposed to from outside investors or other third party sources) for Company's operations, each Stockholder shall be obligated to provide a percentage of such funding to Company pro rata in accordance with its holdings of Shares.

         3.9      EXISTING ENDORSEMENT ARRANGEMENTS; RIGHT OF FIRST REFUSAL.

         (a) Attached hereto as EXHIBIT B is a list of companies and the specific products of such companies for which John Elway is currently providing (i) consultation and advice with respect to strategies to promote the business and profile of such company or product(s) of such company and to motivate the personnel of such company; (ii) on-camera spokesperson and broadcast personality services in connection with the production and broadcast of one or more radio and/or television commercials commissioned by such company; (iii) print media personality services, including promotional photography sessions, in connection with the production and dissemination of print-based advertising and/or marketing campaigns commissioned by such company; (iv) on-line services, including availability for on-line conferences and other special promotional events sponsored by such company; (v) personal appearances at sales conferences, employee meetings and public functions sponsored by such company; or (vi) other endorsement services (each an "EXISTING ELWAY SPONSOR").

         (b) The Company  agrees that prior to entering into a site  sponsorship
         (naming)   agreement  or  exclusive   electronic   commerce   sales  or


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

         sponsorship agreement (an "ONLINE SPONSORSHIP") with a company (a "COMPETING SPONSOR") whose products are the same or substantially similar to the product(s) then being endorsed by John Elway for an Existing Elway Sponsorship (such Existing Elway Sponsor a "CONFLICTING ELWAY SPONSOR"), the Company shall first offer, in good faith, to such Conflicting Elway Sponsor(s), the opportunity to negotiate for the Online Sponsorship contemplated by the Company to be entered into with the Competing Sponsor.

         (c) Once the Company determines that a Conflicting Elway Sponsor exists with respect to a contemplated Online Sponsorship, the Company shall (unless granted a waiver by John Elway with respect to such Conflicting Elway Sponsor) contact the applicable Conflicting Elway Sponsor(s) regarding the potential Online Sponsorship and, if the Conflicting Online Sponsorship responds to the Company's offer to negotiate within ten (10) days, negotiate in good faith to enter into with the Conflicting Elway Sponsor the Online Sponsorship contemplated to be negotiated with the Competing Sponsor; provided, however, the Company shall only be required to enter into an Online Sponsorship with such Conflicting Elway Sponsor if such Online Sponsorship is on substantially the same economic terms as the Company contemplated in good faith entering into such Online Sponsorship with the Competing Sponsor. If the applicable Conflicting Elway Sponsor does not indicate its willingness to negotiate for the Online Sponsorship within ten (10) days of being contacted by the Company, then the Company shall be free to negotiate and enter into the Online Sponsorship with the Competing Sponsor.

         (d) In the event that there are more than one Conflicting Elway Sponsors with respect to an Online Sponsorship, the Company shall determine, in its sole discretion, which Conflicting Elway Sponsors to approach first regarding such Online Sponsorship, and, in the event that the Company is able to negotiate with a Conflicting Elway Sponsor for such Online Sponsorship, then the Company shall not be required to contact or offer to negotiate with any of the other Conflicting Elway Sponsors for such Online Sponsorship.

         (e) It shall not be a breach of this section for the Company to reject the offer of an Online Sponsorship or terminate negotiations for an Online Sponsorship with a Conflicting Elway Sponsor and proceed to negotiate with the Competing Sponsor; provided that, if the Company is unable to agree upon terms for the Online Sponsorship with the Competing Sponsor more favorable than the terms negotiated with the Conflicting Elway Sponsor, then the Company shall (i) terminate its plans for such Online Sponsorship for no less than three (3) months (at which time the terms of this section shall once again apply to the negotiations for such Online Sponsorship), or (ii) approach the Conflicting Elway Sponsor and offer to enter into the Online Sponsorship on the terms last discussed with such Conflicting Elway Sponsor (or, if such negotiations were discontinued prior to an offer, offer to continue to negotiate with such Conflicting Elway Sponsor). If at such time the Conflicting Elway Sponsor indicates that it does not wish to enter into such agreement on the same (or substantially similar terms), or the Conflicting Elway Sponsor is not willing to resume negotiations on terms acceptable to the Company, then the Company shall be free to pursue the transaction with a Competing Sponsor.

         (f) If at any time a Conflicting Elway Sponsor indicates that it does not wish to negotiate or continue to negotiate for an Online Sponsorship (or at such time as the Company determines in good faith that negotiations with a Conflicting Elway Sponsor are not leading to acceptable terms for the Online Sponsorship) then the Company shall be free to pursue the transaction with a Competing Sponsor.

         3.10 PROHIBITED ACTIVITIES. The Company shall not enter into Online Sponsorships or accept advertising involving gambling, hard liquor (which term shall specifically not include beer or wine), cigars, or cigarettes without the prior written consent of WS.

                                   ARTICLE 4.
                                TRANSFER RESTRICTIONS; RIGHT OF FIRST REFUSAL

         4.1 PLEDGES. No Stockholder may pledge, mortgage, hypothecate or otherwise transfer as security any of its Shares, or transfer, assign, or endorse any debt owed by Company to the Stockholder, without the prior written approval of the other Stockholder.

         4.2 TRANSFERS; RIGHT OF FIRST REFUSAL. Subject to Section 4.4, the Stockholders agree that neither Stockholder may sell, transfer, assign or otherwise dispose of any or all of its Shares without the prior written consent of the other Stockholder, except in accordance with the following terms and conditions:

                  (a) Any Stockholder (the "SELLER") desiring to sell, transfer, assign or otherwise dispose of any or all of its Shares (the "OFFERED STOCK") shall first offer (the "REFUSAL OFFER") to sell the Offered Stock to the other Stockholder (the "OTHER STOCKHOLDER") at a cash price (due in its entirety at closing) specified by the Seller (the "REFUSAL PRICE"). The Refusal Offer shall be in writing.

                  (b) For a period of 30 days after its  receipt of the  Refusal
         Offer, the Other Stockholder shall have the right and option (the "REFUSAL OPTION"), but not the obligation, to purchase all, but not less than all, of the Offered Stock at the Refusal Price, exercisable by delivery of a written notice to that effect to the Seller. If the Other Stockholder so exercises the Refusal Option, the closing shall be at the principal office of Company within 30 days after Seller's receipt of acceptance. At the closing, the Seller shall deliver to the Other Stockholder (or its designee) such documents as shall be necessary to transfer all of the Offered Stock, free and clear of all claims, liens, encumbrances, restrictions and security interests
         (except for the restrictions created by this Agreement), with full warranties of title, and with all transfer taxes and charges paid by the Seller. Simultaneously with such deliveries by the Seller, the Other Stockholder shall pay the Seller the Refusal Price.

                  (c) If  the  Refusal  Option  is not  exercised  by the  Other
         Stockholder as to all of the Offered Stock, then the Seller shall be free to sell, transfer or assign all (but not less than all) of the

         Offered Stock to any party at a cash price (due in its entirety at closing) not lower than the Refusal Price and upon the other terms and conditions contained in the Refusal Offer; provided, however, that (i) the sale and transfer of such stock shall not violate the provisions of any applicable laws, and (ii) the Seller shall cause such party to acknowledge and agree in writing to be bound by the terms, conditions and restrictions of this Agreement to the same extent as if such party had originally been a party to this Agreement.

                  (d) If the stock of Company so offered to the Other Stockholder, but not accepted by it, has not been sold, transferred or assigned to the party referred to in the preceding clause (c) in accordance with the terms and conditions of the Refusal Offer within 30 days after the expiration of the Refusal Option, then the restrictions provided in this Section 4.2 shall again become effective with respect to such stock, and no sale, transfer, assignment or other disposition of such stock may be made thereafter without the prior written consent of the Other Stockholder as aforesaid or without again offering such stock to the Other Stockholder in accordance with the provisions of this Section 4.2.

         4.3 PRIORITY OF BUY-SELL AND FIRST REFUSAL PROVISIONS. Except as provided in the succeeding sentence, the prior delivery of a Refusal Offer to the Other Stockholder by the Seller in accordance with Section 4.2(a) above shall suspend the Stockholders' right to deliver Buy-Sell Offers under Section 3.5(a) above, until after the earliest to occur of (i) the closing of the purchase of the Offered Stock by the Other Stockholder or the other party referred to in Section 4.2(c), or (ii) the expiration of the time allowed under
Section 4.2(d) for the sale of the Offered Stock to the other party referred to in Section 4.2(c). Notwithstanding anything to the contrary herein, the prior delivery of Buy-Sell Offers by one Stockholder to the other Stockholder in accordance with Section 3.5(a) above shall suspend the right of the Offeree to deliver a Refusal Offer to the Offeror in accordance with Section 4.2(a) above.

         4.4 TRANSFER TO AFFILIATE. Notwithstanding anything to the contrary herein, each Stockholder shall have the right at any time to sell, transfer or assign all, but not less than all, of its Shares to any Affiliate of such Stockholder; provided that (a) the Affiliate first agrees in writing to become a party to and be bound by this Agreement, and (b) the transferring Stockholder shall remain liable for all of its obligations under this Agreement as if such sale, transfer or assignment had not occurred; and further provided that if at any time any such transferee ceases to be an Affiliate of the transferor, then prior thereto the transferor Stockholder shall reacquire all of the Shares that it transferred to its Affiliate. Upon any such sale, transfer or assignment of stock to an Affiliate of a Stockholder, such Affiliate shall be deemed to be a "Stockholder" for all purposes under this Agreement and shall have all of the rights, obligations (including, without limitation, the obligations set forth in ARTICLE 3 hereof) and liabilities of the transferring Stockholder.

         4.5 OWNERSHIP AND CONTROL OF WS. WS represents and warrants to JWG and Company that John Elway personally or his Affiliates (as set forth on SCHEDULE 4.5, which is incorporated herein by reference) own all of the issued and outstanding member interests of WS, and WS covenants that such ownership shall continue at all times that WS owns Shares, unless any change thereto (other than a change reflecting only a transfer to a member of the immediate family of John

Elway or to a trust whose sole beneficiary(ies) is or are such members) is approved in writing by JWG.


                                   ARTICLE 5.
                      PATENTS, TRADEMARKS, COPYRIGHTS, ETC.

         5.1 INTELLECTUAL PROPERTY. Except as expressly provided herein or as may be agreed by the Stockholders in writing, neither Stockholder shall acquire any right, title or interest in any patent, patent right, copyright, trade secret, know-how, invention, technology, innovation, computer program, software, idea, design, plan, specification, process or method of any other Stockholder or Company. If any such right, title or interest is so acquired by either Stockholder by operation of law or otherwise, such Stockholder shall, upon the request of the other Stockholder or Company (as the case may be), convey such right, title or interest back to such other Stockholder or Company (as the case may be).

         5.2 MARKS. Except as expressly provided here or as may be agreed by the Stockholders in writing, neither any Stockholder nor Company shall directly or indirectly use as part of its corporate or business name, or in connection with its business, all or any part of any trademark, service mark, trade name or logo (collectively the "MARKS") that may now or hereafter be owned or used by any other Stockholder or Company. If any such Marks are used by a Stockholder or Company (the "USER") with the express written approval of the other Stockholder or Company (the "OWNER"), then upon termination of this Agreement for any reason, or in the event any party hereto ceases to be a Stockholder of Company, the User shall delete and discontinue all such use, and shall not thereafter use any name, title or expression in connection with any business in which the Owner may thereafter be engaged that in the reasonable judgment of the Owner so nearly resembles any of such Marks, or part thereof, owned or used by the Owner as may be likely to lead to confusion or uncertainty on the part of the public. Except as otherwise expressly provided herein, each Stockholder and Company expressly disclaims any right, title, or interest in the ownership and use of any of the Marks of the others, and such disclaimer shall survive any termination of this Agreement.

                                   ARTICLE 6.
                           TERMINATION AND EXPIRATION

         6.1      TERMINATION OF THE AGREEMENT.

                  (a) This Agreement shall terminate automatically, without action by any party hereto, upon the earliest occurrence of any of the following events: (1) mutual written agreement of the Stockholders; (2) the sale or other disposition of all or substantially all of Company's assets; (3) the dissolution of Company; or (4) either Stockholder purchases all of the Shares owned by the other Stockholder.

                  (b) Upon the occurrence of any of the following events, the Stockholder to which such event is not applicable shall have the right to terminate this Agreement immediately by written notice to the other Stockholder and Company:

                           (1) a trustee, receiver or liquidator is appointed for all or a substantial part of the assets or property of either Stockholder;

                           (2) a voluntary winding-up petition is filed with respect to either Stockholder, or an involuntary petition is filed and is not dismissed within ninety (90) days after filing;

                           (3) the interests of either Stockholder are assigned for the benefit of creditors;

                           (4) either  Stockholder  ceases the active conduct of
                  its business (provided that the Stockholders agree not to cease the active conduct of their respective businesses voluntarily during the two (2) year period immediately following the date hereof);

                           (5) either Stockholder dissolves or liquidates (provided that the Stockholders agree not to dissolve or liquidate voluntarily during the two (2) year period immediately following the date hereof);

                           (6) either Stockholder is in material breach or default under this Agreement provided that such breaching Stockholder is given notice of such breach and fails to cure such breach within 30 days; or

                           (7) with  respect to WS, upon the death or  Permanent
                  Disability of John Elway.

         In the event of such termination (a "STOCKHOLDER TERMINATION"), the Stockholder to which such event is not applicable (the "NON-DEFAULTING STOCKHOLDER") shall have the right and option (the "TERMINATION OPTION") but not the obligation, exercisable by written notice to the other parties hereto, (i) to purchase the Shares of the Stockholder to which such event is applicable (the "AFFECTED STOCKHOLDER") at a price equal to a percentage of the Fair Value of Company (determined as specified in the succeeding clause (c)) equal to the percentage of the total issued and outstanding share capital of Company held by the Affected Stockholder as of the date of the Stockholder Termination, or
         (ii) to cause the sale of Company, either in a private transaction or to the public (at the option of the Non-Defaulting Stockholder in its discretion) to a third party that is not an Affiliate of either
         Stockholder for a price equal to the Fair Value, in which case the Affected Stockholder agrees to sell its Shares to such third party, or, if applicable, to consent to a sale of all or substantially all of Company's assets or a merger of Company with such third party. The Termination Option may be exercised by the Non-Defaulting Stockholder at any time from the date of the Stockholder Termination until the later of (x) the date that is sixty (60) days after such Stockholder

         Termination, or (y) the date that is thirty (30) days after its receipt of the Appraisal (as defined in the succeeding clause (c)).

                  (c) Determination of Fair Value. In the event of a Stockholder Termination, the Non-Defaulting Stockholder shall notify Company of such event, whereupon Company shall promptly engage an investment banking firm (the "APPRAISER") to determine the Fair Value (as defined below) of Company, at the expense of the Affected Stockholder. Company shall provide any existing information in its possession or control that the Appraiser may request in order to determine the Fair Value. The Appraiser shall report the Fair Value of Company in writing (the "APPRAISAL") to each Stockholder and Company within 60 days after its engagement by Company. For purposes of this Agreement, "FAIR VALUE" means the price that a willing buyer under no compulsion to buy and in possession of all information considered relevant by the Appraiser would pay for the stock of Company, and which a willing seller under no compulsion to sell would accept, taking into account historical, present and expected future values, and assuming that Company will continue to operate Company's Business as a going concern and that the covenants made in Sections 7.1 and 7.2 hereof shall continue. In determining the Fair Value upon a Stockholder Termination pursuant to
         Section 6.1(b)(7), the Appraiser shall also take into account the effect upon Company of the death or Permanent Disability of John Elway.

         6.2 TOLLING IN EVENT OF STOCKHOLDER TERMINATION. Notwithstanding anything to the contrary herein, the occurrence of a Stockholder Termination shall suspend the right of the Affected Stockholder to deliver a Refusal Offer or sell the Offered Stock under Section 4.2 above, or, if applicable, to deliver Buy-Sell Offers under Section 3.5 above, until such time (if any) as the period of time for the exercise of the Termination Option by the Non-Defaulting Stockholder has expired without such Termination Option being exercised. If such Termination Option is exercised by the Non-Defaulting Stockholder, then any Refusal Offer or Buy-Sell Offers then in effect, and all proceedings under Sections 3.5 or 4.2, shall be deemed to be canceled and shall be of no further force or effect.

         6.3 EFFECT OF TERMINATION. Termination of this Agreement shall not affect any obligations of either of the Stockholders hereunder which have accrued by, and are not discharged prior to (in accordance with their terms), such termination, nor affect the rights of either Stockholder to recover damages from the other Stockholder by reason of any breach of this Agreement which has accrued prior to or would by its nature accrue after such termination. As an example, and without limiting the effect of this Section, the provisions of Sections 6.1(b), 7.1, 7.2 and 7.5 shall survive the termination of this Agreement.

                                   ARTICLE 7.
                            GENERAL AND MISCELLANEOUS

         7.1      NON-COMPETITION; NON-SOLICITATION.

                  (a) As long as it remains a stockholder of Company, neither any Stockholder nor any of its Affiliates shall, directly or indirectly, other than through Company, engage in, or have any interest in any Person that engages in, a business competitive with Company's Business within the United States; provided, however, that if at any time one Stockholder purchases all of the Shares owned by the other Stockholder, the purchasing Stockholder shall no longer be bound by this Section 7.1. The applicability of this Section 7.1 to each Stockholder shall survive the termination or expiration of this Agreement. Notwithstanding anything to the contrary herein, any
         Stockholder may own, either of record or beneficially, solely for investment purposes, up to one percent (1%) of the shares or stock or other equity interest of any publicly traded corporation or other entity which engages in a business competitive with Company's Business within the United States.

                  (b) Notwithstanding the provisions of Section 7.1(a) above, WS acknowledges that JWG and its Affiliates already provide securities brokerage, corporate finance, asset management, capital formation, investment banking and financial advisory services through traditional means and on-line (including via the medium of e-commerce), and JWG and its Affiliates may continue these activities independently. WS further agrees that JWG and its Affiliates have no duties or obligations to Company or WS with respect to such matters.

                  (c) As long as it remains a stockholder of Company and for a period of six (6) months after it ceases to be a stockholder of Company, JWG will not, and will not permit its Affiliates to, either for themselves or on behalf of another, without the prior written consent of Company, solicit, induce or cause any employee of Company or WS, or of any Affiliate thereof, to leave the employment of Company, WS, or such Affiliate, as the case may be, or become employed by JWG.

                  (d) As long as it remains a stockholder of Company and for a period of six (6) months after it ceases to be a stockholder of Company, WS will not, and will not permit its Affiliates to, either for themselves or on behalf of another, without the prior written consent of Company, solicit, induce or cause any employee of Company or JWG, or of any Affiliate thereof, to leave the employment of Company, JWG or such Affiliate, as the case may be, or become employed by WS.

         7.2 CONFIDENTIALITY. For so long as this Agreement remains in effect and for a period of five (5) years thereafter, neither any Stockholder nor any of its Affiliates shall, directly or indirectly, divulge, use, furnish, disclose or make available to anyone other than Company or its affiliates, or its or their directors or officers as appropriate, any Confidential Information. For purposes of this Agreement, "CONFIDENTIAL INFORMATION" means information relating to Company, its clients, or its business that derives value from not being generally known to other persons, including, but not limited to, technical or nontechnical data, formulas (including criteria for weighing stock selection factors), patterns (including investment patterns), compilations (including stock selection and buy lists), programs, devices, methods (including stock selection and portfolio design and monitoring methods), techniques, drawings, processes, financial data, or lists of actual or potential clients, whether or not reduced to writing. Confidential Information includes information disclosed to Company by third parties that Company is obligated to maintain as confidential. Confidential Information subject to this Agreement may include information that is not a trade secret under applicable law, but information that is not also a trade secret shall constitute Confidential Information only for two (2) years after this Agreement is no longer in effect.

         7.3 BINDING ON TRANSFEREES. Except as otherwise expressly provided herein, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the Stockholders, and their permitted successors and assigns, including, without limitation, all subsequent holders of the shares of Company. Notwithstanding anything to the contrary herein, no sale, gift, assignment, encumbrance or other transfer or disposition (by operation of law or otherwise) of any Shares shall have any force, validity or effect, or vest in the transferee any rights with respect thereto, unless and until such transferee shall have agreed in writing to be bound by the provisions of this Agreement with the same force and effect as if such transferee had initially been a party to this Agreement.

         7.4  LEGEND  ON  CERTIFICATES.   Each  certificate  or  other  evidence
representing the Shares shall bear the following legend:

                  "Transfer of any of the shares represented by this certificate and the exercise of the voting rights of such shares are restricted by and entitled to the benefits of that certain Stockholders Agreement dated July 15, 1999, as amended, by and among the holders of issued and outstanding shares of Company, a copy of which may be inspected at the principal office of Company."

         7.5      MEDIATION; ARBITRATION.

                  (a) Any controversy or claim arising from, out of or relating to this Agreement, the breach hereof or the termination hereof which would give rise to a claim under federal, state or local law (including but not limited to claims based in tort or contract, claims for discrimination under state or federal law, and/or claims for violation of any federal, state or local law, statute or regulation) ("CLAIMS") shall first be submitted for mediation in a conference with an impartial mediator ("MEDIATOR") selected jointly by the parties. The parties will use their best efforts to participate in such mediation conference within forty five (45) days after either makes a Claim. Both parties shall attend such mediation conference and attempt to resolve any and all Claims. Notwithstanding the foregoing, either party shall have the right to seek injunctive and/or other equitable relief in a court of competent jurisdiction in the event of a material breach of the provisions of Sections 7.1 or 7.2 of this Agreement upon twenty-four (24) hours' prior written notice to the other party.

                  (b) If the parties are not able to resolve all Claims by mediation, any unresolved Claims, including any dispute as to whether a matter constitutes a Claim which must be submitted to arbitration, shall be determined by final and binding arbitration in West Palm Beach, Florida or Atlanta, Georgia (as selected by WS), or another mutually agreed upon location in accordance with the commercial rules ("RULES") of the American Arbitration Association, by an experienced arbitrator licensed to practice law in the State of Florida or Georgia, in accordance with such Rules, except as herein specified. The arbitrator shall be selected by alternate striking from a list of six
         (6) arbitrators, half of which shall be supplied by JWG and half by WS. If WS does not supply a list of arbitrators, JWG shall select the arbitrator. If WS does supply a list, JWG shall strike first. The process shall be repeated twice until an arbitrator is selected. If an arbitrator is still not selected by the above process, then, the Mediator shall provide a list of three (3) names which will be alternately struck, with JWG striking first, until a selection is made.

                  (c) A demand for arbitration shall be made within a reasonable time after the Claim has arisen and has not been resolved by mediation. In no event shall the demand for arbitration be made after the date when institution of legal and/or equitable proceedings based on such Claim would be barred by the applicable statute of limitations. Each party to the arbitration will be entitled to be represented by counsel and will have the opportunity to take such depositions and undertake such other discovery as the arbitrator may determine to be appropriate. The arbitrator shall have the authority to hear and grant a motion to dismiss and/or for summary judgment, applying the standards governing such motions under the Federal Rules of Civil Procedure. Each party shall have the right to subpoena witnesses and documents for the arbitration hearing. A court reporter shall record all arbitration proceedings. The decision of the arbitrator may be entered and enforced in any court of competent jurisdiction by either JWG or WS.

                  (d) Each party shall pay the fees of its attorneys the expenses of its witnesses and any other expenses connected with presenting its case (except as otherwise awarded by the arbitrator). Other costs, including the fees of the Mediator or the arbitrator, the cost of any record or transcript of the proceedings, and administrative fees, shall be borne one-half (1/2) by WS and one-half (1/2) by JWG. Should either party pursue any dispute or matter covered by this
         Section 7.5 by any method other than said arbitration, the defending party shall be entitled to recover from the moving party all damages, costs, expenses, and attorneys' fees incurred by the defending party as a result of such action. The provisions contained in this Section 7.5 shall survive the termination and/or expiration of this Agreement.

                  (e) Notwithstanding this Section 7.5 or anything else in this Agreement, the resolution of any Disputed Matter shall be addressed pursuant to the terms of ARTICLE 3 hereof and not pursuant to this
         Section 7.5.

         7.6 NOTICES. All notices, consents, requests, and demands to or upon the respective parties hereto to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (i) on the date delivered in person; (ii) on the date indicated on the return receipt if mailed postage prepaid, by certified or registered U.S. Mail, with return receipt requested; (iii) on the date transmitted by facsimile, if sent by 5:00 P.M., Eastern Time, and confirmation of receipt thereof is reflected or obtained; or (iv) if sent by Federal Express or other national recognized overnight courier service or overnight express U.S. Mail, with


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

service charges or postage prepaid, then on the next business day after delivery to the courier service or U.S. Mail (in time for and specifying next day delivery). In each case (except for personal delivery) such notices, requests, demands, and other communications shall be sent to a party at the following addresses:

                  To JWG:           980 N. Federal Highway
                                    Suite 310
                                    Boca Raton, Florida 33432
                                    Attn:    Marshall T. Leeds
                                    Facsimile: 561 338-2827

                  To WS:            10030 East Arapahoe Road
                                    Englewood, Colorado 80110
                                    Attn:    John Elway
                                    Facsimile:  (303)

                  To Company:       980 N. Federal Highway
                                    Suite 310
                                    Boca Raton, Florida 33432
                                    Attn:    Marshall T. Leeds
                                    Facsimile: 561 338-2827

Any party hereto may change its address for the purpose of this Agreement by giving notice to the other parties at the addresses and in the manner provided above.

         7.7 GOVERNING LAW. The validity and effect of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, without regard to its principles of conflicts of laws.

         7.8 PARTIAL INVALIDITY. If any term, covenant or provision of this Agreement, or any part thereof, is found by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the same shall not affect the remainder of such term, covenant or provision, or any other terms, covenants or provisions of this Agreement, all of which shall be given the maximum effect possible without regard to the invalid, illegal or unenforceable term, covenant or provision, or portion thereof, unless the result of any such invalidity, illegality or unenforceability shall be to cause a material failure of consideration to the party seeking to sustain the validity, legality or enforceability of the subject provision. In lieu of any such invalid, illegal or unenforceable provision, and absent any such material failure of consideration, the parties hereto intend that there shall be substituted therefor as part of this Agreement a term, covenant or provision as similar in terms to such invalid, illegal or unenforceable term, covenant or provision, or part thereof, as may be possible and be valid, legal and enforceable.

         7.9 WAIVER. No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No express waiver or assent by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or an assent to any succeeding breach of or default in the same or any other term or condition hereof.

         7.10 FURTHER DOCUMENTS AND ACTIONS. The parties shall take such further actions and execute and deliver such further documents as may be necessary or convenient from time to time to more effectively carry out the intent and purposes of this Agreement and to establish and protect the rights and remedies created or intended to be created hereunder.

         7.11 HEADINGS. The headings as to the contents of particular sections or paragraphs of this Agreement are inserted only for convenience and shall not be construed as a part of this Agreement nor as a limitation on the scope of any of the terms or provisions of this Agreement.

         7.12 ENTIRE AGREEMENT. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement, together with any documents that are attached hereto as Exhibits and Schedules, contains the sole and entire agreement between the parties with respect to the matters covered hereby. This Agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the party or parties to be bound by such modification or amendment.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf on the day and year set forth across its signature below.

                                        JWGENESIS FINANCIAL CORP.



                                        By: /s/ Marshall T. Leeds
                                        Name: Marshall T. Leeds
                                        Title: President



                                        WOODY SPRINGS LLC



                                        By: /s/ John Elway
                                        Name:__________________________
                                        Title:_________________________



                                      MVP.COM, INC.


                                       By: /s/ Joel E. Marks
                                       Name: Joel E. Marks
                                       Title: Secretary